UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2020
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 7, 2020, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) took action to implement “proxy access”. Harley-Davidson supports shareholder rights. Adopting proxy access will further strengthen the rights of the Company’s shareholders. As adopted by the Board, proxy access will give shareholders who hold at least 3% of the Company’s outstanding common stock for at least three years the right to nominate up to 20% of the Board nominees. Final adoption of proxy access is subject to shareholder approval at the Company’s 2020 Annual Meeting of Shareholders. Additional terms of proxy access appear below. The final terms of proxy access will be in the Company’s 2020 definitive proxy statement which the Company intends to file in April of 2020.

To implement proxy access, on January 7, 2020, the Board approved amendments to its Restated Articles of Incorporation and By-laws. The amendments to the Restated Articles of Incorporation (the “Articles Amendment”) are subject to shareholder approval, and the amendments to the By-laws will not become effective unless and until the Company’s shareholders approve the Articles Amendment. The Company will submit the Articles Amendment to shareholders for approval at the Company’s 2020 Annual Meeting of Shareholders. The new provisions of the By-laws will outline specific requirements for utilizing proxy access, which will include the following:

•	Proxy access will be available to a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years.

•
Eligible shareholders will be permitted to nominate up to 20% of the total number of directors, rounded down to the nearest whole number (but not less than two), provided that the shareholders and nominees satisfy the requirements specified in the By-laws.

•
Nominating shareholders will be required to satisfy certain informational and procedural requirements, including (i) that such shareholders do not have an intent or objective to influence or change control of the Company and (ii) that their nominees will not have entered into any agreements as to how they will vote or act on different matters.

•
To nominate a nominee for purposes of proxy access, nominating shareholders must provide notice not more than 150 and not less than 120 days before the anniversary of the mailing date of the proxy statement for the prior year annual meeting.

•
Loaned shares held by a nominating shareholder count toward the ownership requirements if the shareholder has the power to recall the loaned shares on 5 business days’ notice and is required to recall upon notification that its nominee will be included in the Company’s proxy statement and to hold such shares through the date of the annual meeting.

•
Proxy access will not be available if the Company has received notice that the nominating shareholders intend to nominate and file their own proxy materials in support of other director nominees in accordance and compliance with the advance notice provisions of the Company’s Restated Articles of Incorporation.

•
Each nominating shareholder will be required to represent that it intends to hold the required shares through the date of the annual meeting. They are not required to hold such shares beyond the annual meeting.

•
Nominating shareholders will be able to provide a written statement for inclusion in the Company’s proxy materials, not to exceed 500 words, in support of the shareholders’ nominee’s candidacy; provided, however, that the Company may decline to include any information in such statement it believes, in good faith, would be materially misleading or violate any applicable law or regulation.

•
Shareholder director nominees will be required to meet the same qualifications as the Company’s director nominees, including independence requirements under the listing standards of the New York Stock Exchange, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining independence.

ADDITIONAL INFORMATION

The Company intends to file with the SEC a proxy statement and other relevant documentation in connection with the Articles Amendment for the 2020 Annual Meeting of Shareholders. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARTICLES AMENDMENT. Shareholders may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov.

The Company, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2020 Annual Meeting of Shareholders.  Information regarding the ownership of the Company’s directors and executive officers in stock of the Company is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov.  Information can also be found in the Company’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: January 14, 2020	By:	/s/ Paul J. Krause
Paul J. Krause
Assistant Secretary

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